Exhibit 10.18

AMENDED AND RESTATED INVESTOR AGREEMENT

by and among

Dunkin’ Brands Group, Inc.

and

the Investors

Dated as of                     , 2011

-i-

AMENDED AND RESTATED INVESTOR AGREEMENT

This AMENDED AND RESTATED INVESTOR AGREEMENT (the “Agreement”) is made as of                     , 2011 by and among:

(i)	Dunkin’ Brands Group, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Company”); and

(ii)	each Person executing this Agreement and listed as an Investor on the signature pages hereto (collectively with their Permitted Transferees, the “Investors”).

RECITALS

A. WHEREAS the Investors, the Company and certain of the Company’s subsidiaries entered into an Investor Agreement dated as of March 1, 2006 (the “Former Agreement”);

B. WHEREAS the Company is contemplating an underwritten initial public offering registered on Form S-1 under the Securities Act (the “IPO”) of shares of its Common Stock;

C. WHEREAS, in connection with the IPO, the parties to the Former Agreement have agreed to terminate the Former Agreement with respect to all parties other than the Company and the Investors party to this Agreement; and

D. WHEREAS, the Company and the Investors desire to amend and restate the Former Agreement to set forth their agreements regarding certain matters including voting rights with respect to the Common Stock of the Company following the IPO.

E. NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	EFFECTIVENESS; DEFINITIONS.

1.1. Effective Date. This Agreement shall become effective upon the consummation of the closing of the IPO.

1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 5 hereof.

2.	VOTING AGREEMENTS.

2.1. Election of Directors.

2.1.1. Designation of Directors. Subject to Sections 2.1.2 and 2.2, there at all times shall be: (i) two directors nominated by Bain Capital Integral Investors 2006, LLC or its Permitted Transferees (the “Bain Directors”), (ii) two directors nominated by Carlyle Partners IV, L.P. or its Permitted Transferees (the “Carlyle Directors”) and (iii) two directors nominated by Thomas H. Lee Equity Fund V, L.P. and/or Thomas H. Lee Parallel Fund V, L.P., or their respective Permitted Transferees, as the case may be (the “THL Directors”). Each Investor hereby agrees to cast all votes to which such Investor is entitled, whether at any annual or special meeting, by written consent or otherwise, so as to elect as the Company’s directors:

2.1.1.1. the number of Bain Directors as determined under Section 2.1.2, designated by Bain Capital Integral Investors 2006, LLC;

2.1.1.2. the number of Carlyle Directors as determined under Section 2.1.2, designated by Carlyle Partners IV, L.P.; and

2.1.1.3. the number of THL Directors as determined under Section 2.1.2, designated as follows: (A) first, one director designated by Thomas H. Lee Equity Fund V, L.P., if it then holds any Shares and (B) then, one director designated by Thomas H. Lee Parallel Fund V, L.P., if it then holds any Shares.

2.1.2. Sell-Down Provisions.

The number of Bain Directors, Carlyle Directors and THL Directors shall automatically be reduced effective at and after such time as the applicable Investor Group ceases to hold the requisite percentage of the Common Stock of the Company:

Remaining Percentage of Common Stock	Remaining # of Directors
at least 10%	2
at least 3%	1
less than 3%	0

Upon any reduction in the number of Bain Directors, Carlyle Directors or THL Directors: (i) the applicable Investor Group promptly shall cause one or more of its designated directors, as the case may be, to resign and (ii) the number of members of the Board shall likewise be reduced.

2.1.3. Further Assurances. The Company and each Investor hereby agree to take, at any time and from time to time, all actions necessary to accomplish the provisions of this Section 2.1 and Section 2.2.

2.2. Removal and Replacement; Vacancies. Members of the Board designated by a particular Investor Group (or member thereof) may be removed by, and only by, such Investor Group (or member thereof). If, following election to the Board, any Investor Director resigns, is removed, or is unable to serve for any reason prior to the expiration of his or her term as a director, then, subject to Section 2.1.2, the applicable designating Person or group, as set forth in Section 2.1.1, shall designate a replacement. If any designating Person or group fails to designate a person to fill any directorship, then such directorship shall be vacant.

2.3. Compensation Committee. Subject to applicable laws and stock exchange regulations, the Company shall, and each Investor shall use its best efforts to, cause the Board to maintain a Compensation Committee, which shall be comprised of one Director appointed by each Investor Group.

2.4. Period. Each of the foregoing provisions of this Section 2 shall expire on the earlier of (a) a Change of Control, and (b) with respect to any particular provision, the last date permitted by applicable law.

3.	REMEDIES.

3.1. Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

4.	AMENDMENT, TERMINATION, ETC.

4.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

4.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Requisite Stockholder Majority; provided, however, that the consent of any Investor shall be required for any Amendment that discriminates against such Investor as such under this Agreement or would adversely and disproportionately impact that Investor as compared to Investors that are not in the same Investor Group as such Investor.

Each such amendment shall be binding upon each party hereto. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party. To the extent the amendment of any Section of this Agreement would require a specific consent pursuant to this Section 4.2, any amendment to the definitions used in such Section shall also require the specified consent.

4.3. Withdrawal from Agreement. Any Sponsor Group that, together with its Affiliates, holds less than ten percent (10%) of the then outstanding shares of Common Stock may at any time elect (on behalf of itself and the members of its Sponsor Group and all of their respective Affiliates that hold Shares), by giving five business days’ written notice to the Company and the Investors, to terminate this Agreement with respect to such Sponsor Group and its members and their respective Affiliates (such holders and Affiliates withdrawing pursuant to this clause, collectively, the “Withdrawing Holders”). From the date of delivery of such withdrawal notice, the Withdrawing Holders shall cease to be parties to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement; provided, however, that such Withdrawing Holders, if they constitute an Investor Group, shall comply with such Investor Group’s obligations to cause the removal or resignation of any directors designated by such Investor Group.

4.4. Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each Investor shall retain the indemnification rights pursuant to Sections 6.9 and 6.10 hereof with respect to any matter that (i) may be an Indemnified Liability and (ii) occurred prior to such termination.

5.	DEFINITIONS. For purposes of this Agreement:

5.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 5:

(i) The words “hereof’, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(ii) The word “including” shall mean including, without limitation;

(iii) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(iv) The masculine, feminine and neuter genders shall each include the other.

5.2. Definitions. The following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Investors (and vice versa), (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof and (c) if such specified Person is a natural Person, any family member of such natural Person.

“Affiliated Fund” shall mean, with respect to any specified Person, an investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser.

“Agreement” shall have the meaning set forth in the Preamble.

“Amended and Restated Registration Rights Agreement” shall mean the registration rights agreement dated as of the date hereof, which amends and restates the Former Registration Rights and Coordination Agreement, entered into by and among the Company and the Investors.

“Amended and Restated Stockholders Agreement” shall mean the stockholders agreement dated as of the date hereof, which amends and restates the Former Stockholders Agreement, entered into by and among the Company, certain subsidiaries of the Company, the Investors and certain other Stockholders of the Company.

“Bain Directors” shall have the meaning set forth in Section 2.1.1.

“Bain Investors” shall mean, as of any date, Bain Capital Integral Investors 2006, LLC, BCIP TCV, LLC, BCIP Associates-G and their respective Permitted Transferees, in each case only if such Person is then an Investor and holds any Shares.

“Board” shall mean the board of directors of the Company.

“business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Carlyle Directors” shall have the meaning set forth in Section 2.1.1.

“Carlyle Investors” shall mean, as of any date, Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P., and their respective Permitted Transferees, in each case only if such Person is then an Investor and holds any Shares.

“Change of Control” shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (i) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (ii) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, (b) any stock sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Commission under the Exchange Act), other than the Investors and their respective Affiliated Funds, excluding, in any case referred to in clause (a) or (b) any bona fide primary or secondary public offering; or (c) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, $0.001 par value per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Coordination Agreement” shall mean the coordination agreement dated as of the date hereof, which replaces the coordination provisions contained in the Former Registration Rights and Coordination Agreement, entered into by and among the Investors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Former Agreement” shall have the meaning set forth in the Preamble.

“Former Registration Rights and Coordination Agreement” shall mean the registration rights and coordination agreement dated as of March 1, 2006 among the Investors, the Company, certain of the Company’s subsidiaries, and certain other stockholders of the Company.

“Former Stockholders Agreement” shall mean the stockholders agreement dated March 1, 2006 among the Investors, the Company, certain of the Company’s subsidiaries, certain other stockholders of the Company, and certain managers of the Company.

“Indemnified Liabilities” shall have the meaning set forth in Section 6.9.

“Indemnitees” shall have the meaning set forth in Section 6.9.

“Investor Group” shall mean, for so long as any such Investors are not part of a Withdrawing Group, any one of (a) the Bain Investors, collectively, (b) the Carlyle Investors, collectively and (c) the THL Investors, collectively. Where this Agreement provides for the vote, consent or approval of any Investor Group, such vote, consent or approval shall be determined by the Majority Bain Investors, the Majority Carlyle Investors or the Majority THL Investors, as the case may be, except as otherwise specifically set forth herein.

“Investors” shall have the meaning set forth in the Preamble.

“IPO” shall have the meaning set forth in the Recitals.

“Majority Bain Investors” shall mean, as of any date, the holders of a majority of the Shares held by the Bain Investors.

“Majority Carlyle Investors” shall mean, as of any date, the holders of a majority of the Shares held by the Carlyle Investors.

“Majority THL Investors” shall mean, as of any date, the holders of a majority of the Shares held by the THL Investors.

“Permitted Transferee” shall mean (i) the Company, (ii) such other Persons as the Requisite Stockholder Majority approves in writing, and (iii) with respect to any Investor, any Affiliated Fund of such Investor, in each case to the extent such Person agrees to be bound by the terms of this Agreement.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Requisite Stockholder Majority” shall mean at any time the approval of (a) each of at least two Investor Groups if there is more than one Investor Group, (b) a single Investor Group if there is only one Investor Group and (c) otherwise, Investors holding a majority of the outstanding Shares then held by all Investors.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Shares” shall mean all shares of Stock held by an Investor, whenever issued.

“Stock” shall mean the Common Stock.

“Third-Party Claim” shall have the meaning set forth in Section 6.9.

“THL Directors” shall have the meaning set forth in Section 2.1.1.

“THL Investors” shall mean, as of any date, Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P., Thomas H. Lee Investors Limited Partnership, Putnam Investment Holdings, LLC, Putnam Investments Employees’ Securities Company I LLC, and Putnam Investments Employees’ Securities Company II LLC and their respective Permitted Transferees, in each case only if such Person is then an Investor and holds any Shares.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Withdrawing Holders” shall have the meaning set forth in Section 4.3.

6.	MISCELLANEOUS.

6.1. Authority: Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

6.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company, to:

Dunkin’ Brands, Inc.

130 Royall Street

Canton, Massachusetts 02021

Facsimile: (781) 737-4360

Attention: Richard Emmett

with copies to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Facsimile: (617) 951-7050

Attention: William M. Shields

                 Craig E. Marcus

If to a Bain Investor, to:

c/o Bain Capital, LLC

111 Huntington Avenue

Boston, Massachusetts 02199

Facsimile: (617) 516-2010

Attention: Mark E. Nunnelly

                 Andrew Balson

with copies to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Facsimile:(617) 951-7050

Attention: William M. Shields

                 Craig E. Marcus

If to a Carlyle Investor, to:

c/o The Carlyle Group

520 Madison Avenue

New York, NY 10022

Facsimile: (212) 381-4901

Attention: Sandra Horbach

                 Anita Balaji

with copies to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Facsimile: (617) 951-7050

Attention: William M. Shields

                  Craig E. Marcus

If to a THL Investor, to:

c/o Thomas H. Lee Partners

100 Federal Street

Boston, Massachusetts 02110

Facsimile: (617) 227-3514

Attention: Anthony DiNovi

                 Todd Abbrecht

with copies to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Facsimile: (617) 951-7050

Attention: William M. Shields

                  Craig E. Marcus

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the first business day thereafter and (b) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

6.3. Binding Effect, Etc. This Agreement, together with the Amended and Restated Stockholders Agreement, the Amended and Restated Registration Rights Agreement, and the Coordination Agreement, constitute the entire agreement of the parties with respect to their subject matter, supersede in their entirety all prior or contemporaneous oral or written agreements, or discussions with respect to such subject matter and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Investor or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

6.4. Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

6.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

6.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

6.7. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Investor covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Investor or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Investor or any current or future member of any Investor or any current or future director, officer, employee, partner or member of any Investor or of any Affiliate or assignee thereof, as such, for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

6.8. Aggregation of Shares. All Shares held by an Investor and its Affiliates shall be aggregated together for purposes of determining the availability of any rights under this Agreement. Within any Investor Group, the Investors may allocate the ability to exercise any rights under this Agreement in any manner that such Investor Group (by a majority of the Shares held by such Investor Group) sees fit.

6.9. Indemnity and Liability. The Company will indemnify, exonerate and hold each of the Investors, and each of their respective partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), as a result of, arising out of, or in any way relating to (i) this Agreement, the IPO, any transaction to which the Company is a party or any other circumstances with respect to the Company (other than any such Indemnified Liabilities to the extent such Indemnified Liabilities arise out of any breach of this Agreement, the Amended and Restated Stockholders Agreement, the Amended and Restated Registration Rights Agreement or the Coordination Agreement by such Indemnitee or its affiliated or associated Indemnitees or other related Persons or any transaction entered into after the consummation of the closing of the IPO or other circumstances existing after the consummation of the closing of the IPO with respect to which the interests of such Indemnitee or its affiliated or associated Indemnitees were adverse to the interests of the Company) or (ii) operations of, or services provided by any of the Indemnitees to the Company or any of its Affiliates from time to time (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of the Company or its accountants or other representatives, agents or Affiliates); provided that the foregoing indemnification rights shall not be available to the extent that any such Indemnified Liabilities arose on account of such Indemnitee’s gross negligence or willful misconduct, and further provided that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For purposes of this Section 6.9, none of the circumstances described in the limitations contained in the two provisos in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Indemnitee to the Company. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnitees shall in any event be liable to the Company or any of its Affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct. If all Investor Groups are similarly situated with respect to their interests in a matter that may be an Indemnified Liability and that is not based on a Third-Party Claim, the Indemnitees may enforce their rights pursuant to this Section 6.9 only with the consent of the Requisite Stockholder Majority (determined based on the Investor Groups existing at the time of the events giving rise to such claim for indemnification). A “Third-Party Claim” means any (i) claim brought by a Person other than the Company or any of its subsidiaries, an Investor or any Indemnitee and (ii) any derivative claim brought in the name of the Company or any of its subsidiaries that is initiated by a Person other than an Investor or any Indemnitee.

6.10. Indemnification Priority. The Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment of all Indemnified Liabilities to each Indemnitee, howsoever such right to indemnification or advancement from the Company arises, without regard to (i) any right of recovery the Indemnitee may have from a third party or (ii) any right to insurance coverage that the Indemnitee may have under any insurance policy. Under no circumstance shall the Company be entitled to any right of subrogation, reimbursement, exoneration, indemnification or contribution from any such third party or insurance carrier pursuant to any right of indemnification that the Indemnitee may have under any contract, insurance policy or otherwise, and the Company shall not have any right to participate in any claim or remedy of the Indemnitee in respect thereof. No right of indemnification, reimbursement, advancement of expenses or insurance coverage or any other right of recovery the Indemnitee may have from any third party or insurance carrier shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company under Section 6.9. The Company hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise any rights that it may now have or hereafter acquire against any Indemnitee that arises from or relates to the existence, payment, performance or enforcement of the Company’s obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Indemnitee against any third party or insurance carrier, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

7.	GOVERNING LAW.

7.1. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

7.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2 hereof is reasonably calculated to give actual notice.

7.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 7.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

7.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

COMPANY:	DUNKIN’ BRANDS GROUP, INC.

Name:
Title:

Investor Agreement

INVESTORS:	BAIN CAPITAL INTEGRAL INVESTORS 2006, LLC

	By:	Bain Capital Investors, LLC
its administrative member

Name:
Title:

BCIP TCV, LLC

	By:	Bain Capital Investors, LLC
its administrative member

Name:
Title:

BCIP ASSOCIATES-G

	By:	Bain Capital Investors, LLC
its managing partner

Name:
Title:

Investor Agreement

INVESTORS:	CARLYLE PARTNERS IV, L.P.

	By:	TC Group IV, L.P., its General Partner
	By:	TC Group IV Managing GP, L.L.C.,
its General Partner
	By:	TC Group, L.L.C., its sole member
	By:	TCG Holdings, L.L.C., its managing member

*
Name:
Title:

CP IV COINVESTMENT, L.P.

	By:	TC Group IV, L.P., its General Partner
	By:	TC Group IV Managing GP, L.L.C.,
its General Partner
	By:	TC Group, L.L.C., its sole member
	By:	TCG Holdings, L.L.C., its managing member

*
Name:
Title:

Investor Agreement

INVESTORS:	THOMAS H. LEE EQUITY FUND V, L.P.

	By:	THL Equity Advisors V, LLC, its general partner
	By:	Thomas H. Lee Partners, L.P., its sole member
	By:	Thomas H. Lee Advisors, LLC, its general partner

Name:
Title:

THOMAS H. LEE PARALLEL FUND V, L.P.

	By:	THL Equity Advisors V, LLC, its general partner
	By:	Thomas H. Lee Partners, L.P., its sole member
	By:	Thomas H. Lee Advisors, LLC, its general partner

Name:
Title:

THOMAS H. LEE EQUITY (CAYMAN) FUND V, L.P.

	By:	THL Equity Advisors V, LLC, its general partner
	By:	Thomas H. Lee Partners, L.P., its sole member
	By:	Thomas H. Lee Advisors, LLC, its general partner

Name:
Title:

Investor Agreement

INVESTORS:	THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP

	By:	THL Investment Management Corp.,
its General Partner

Name:
Title:

Investor Agreement

INVESTORS:	PUTNAM INVESTMENT HOLDINGS, LLC

	By:	Putnam Investments, LLC, its managing member

Name:
Title:

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY I LLC

	By:	Putnam Investment Holdings, LLC,
its managing member
	By:	Putnam Investments, LLC,
its managing member

Name:
Title:

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY II LLC

	By:	Putnam Investment Holdings, LLC,
its managing member
	By:	Putnam Investments, LLC,
its managing member

Name:
Title:

Investor Agreement